Exhibit 99.1

March 3, 2020

Liberty Broadband Corporation to Present at Deutsche Bank Media, Internet and Telecom Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK) announced that Greg Maffei, President and CEO of Liberty Broadband Corporation, will be presenting at the Deutsche Bank Media, Internet and Telecom Conference, on Tuesday, March 10th at 1:20 p.m., E.D.T. at the Breakers Hotel in Palm Beach, FL. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Broadband Corporation website at http://libertybroadband.com/events to register for the webcast. An archive of the webcast will also be available on this website for 180 days after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation’s (Nasdaq: LBRDA, LBRDK) businesses consist of its interest in Charter Communications and its subsidiary Skyhook.

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420